                           OFFER TO PURCHASE FOR CASH
                     250,000 SHARES OF CLASS A COMMON STOCK
                                       OF
                               ARDEN GROUP, INC.
                                       AT
                                $65.00 PER SHARE

               THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
          WILL EXPIRE AT 12:00 MIDNIGHT, LOCAL TIME IN NEW YORK CITY,
               ON AUGUST 13, 1997, UNLESS THE OFFER IS EXTENDED.

To Brokers, Dealers, Commercial Banks,

  Trust Companies and Other Nominees:

    We have been appointed by Arden Group, Inc., a Delaware corporation (the "Company"), to act as Information Agent in connection with the Company's offer to purchase up to 250,000 shares of Class A Common Stock, par value $.25 per share (the "Class A Common Stock"), at a price of $65.00 per share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offering Statement, dated July 17, 1997 (the "Offering Statement"), and in the related Letter of Transmittal (which together constitute the "Offer") enclosed herewith. Holders of shares of Class A Common Stock whose certificates for such shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to Continental Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offering Statement), must tender their shares of Class A Common Stock according to the guaranteed delivery procedures set forth in the Offering Statement and Letter of Transmittal.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold shares of Class A Common Stock registered in your name or in the name of your nominee.

    The Offer is subject to the terms and conditions contained in the Offering Statement. See the Offering Statement.

    Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

    1. The Offering Statement, dated July 17, 1997.

    2. Letter of Transmittal to tender shares of Class A Common Stock for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender shares of Class A Common Stock.

    3. A form of letter which may be sent to your clients for whose accounts you hold shares of Class A Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

    4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

    5. A return envelope addressed to the Depositary.
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    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS
PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, LOCAL TIME IN NEW YORK CITY, ON WEDNESDAY, AUGUST 13, 1997 UNLESS THE OFFER IS EXTENDED.

    In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or other required documents should be sent to the Depositary, and (ii) Share Certificates representing the tendered shares of Class A Common Stock should be delivered to the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offering Statement.

    If holders of shares of Class A Common Stock wish to tender, but it is impracticable for them to forward their Share Certificates or other required documents on or prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in the Offering Statement and Letter of Transmittal.

    The Company will not pay any commissions or fees to any broker, dealer or other person (other than the Depositary and the Information Agent, as described in the Offering Statement) for soliciting tenders of shares of Class A Common Stock pursuant to the Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any stock transfer taxes payable on the transfer of shares of Class A Common Stock to it, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the Information Agent at its address and telephone number set forth on the back cover of the Offering Statement.

                                          Very truly yours,

                                          Beacon Hill Partners, Inc.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.